EXHIBIT  23.03

             CONSENT OF INDEPENDENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 23, 2004, accompanying the financial statements included in the Annual Report of Spectrum Organic Products, Inc. on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the previously filed Registration Statements of Spectrum Organic Products, Inc. on Forms S-8 (File no. 333-44796 and File 333-109342).


/s/  GRANT THORNTON LLP
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     GRANT THORNTON LLP

San Francisco, CA
March 24, 2004